Exhibit 99.1

FOURTH AMENDMENT TO STOCKHOLDERS’ AGREEMENT

THIS FOURTH AMENDMENT TO STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made as of the 6th day of February, 2006, by and among KOPPERS HOLDINGS INC., a Pennsylvania corporation (“Holdings”), SARATOGA PARTNERS III, L.P., a Delaware limited partnership (“Saratoga”) and the Representatives of the Management Investors (as defined in the Stockholders’ Agreement).

RECITALS:

WHEREAS, Holdings, Saratoga and certain Management Investors (as defined in the Stockholders’ Agreement) are parties to a Stockholders’ Agreement dated December 1, 1997 (as amended by the First, Second and Third Amendments thereto, the “Stockholders’ Agreement”); and

WHEREAS, substantially simultaneously with the execution of this Amendment, Holdings is consummating a public offering of shares of its common stock; and

WHEREAS, as contemplated by the registration statement with respect to such public offering, Holdings, Saratoga and the Representatives of the Management Investors desire to amend the Stockholders’ Agreement to eliminate all provisions thereof except those that relate to registration rights and necessary ancillary provisions; and

WHEREAS, the Stockholders’ Agreement may be amended by a written instrument signed by Saratoga, the Representatives of the Management Investors, Koppers, and any stockholder holding at least 5% of the outstanding Voting Shares (as defined in the Stockholders’ Agreement); and

WHEREAS, there is no stockholder who holds at least 5% of the outstanding Voting Shares.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated by reference herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The recitals set forth above are incorporated into and made a part of this Amendment.

2. Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings ascribed to those terms in the Stockholders’ Agreement, as may be amended hereby.

3. The following sections of the Stockholders’ Agreement are hereby deleted and the section number of each of such deleted sections shall be followed by the phrase “[Intentionally Omitted]”: Section 2 (comprising Sections 2.1 through 2.5), Section 3 (comprising Sections 3.1 through 3.5), Section 4 (comprising Sections 4.1 through 4.3), Section 5, Section 6 (comprising Sections 6.1 and 6.2), Section 7 (comprising Sections 7.1 through 7.6), Section 8 (comprising Sections 8.1 through 8.6), Section 9.4, Section 9.5, Section 11.1, Section 11.2, Section 11.3, Section 11.4, Section 11.5, Section 11.9 and Section 11.11.

4. Section 11.6 of the Stockholders’ Agreement is hereby amended to read in its entirety as follows:

11.6. Term. This Agreement shall terminate ten years from the date of the Effective Date.

5. Section 11.10 of the Stockholders’ Agreement is hereby amended to read in its entirety as follows:

11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

6. Section 11.8 of the Stockholders’ Agreement is hereby amended so that the addresses for notices to the Company (i.e., Holdings) and the Management Investors read as follows:

If to the Company:	Copy to:

Koppers Holdings Inc.	Reed Smith LLP
436 Seventh Avenue	435 Sixth Avenue
Pittsburgh, PA 15219	Pittsburgh, PA 15219

Attn: Steven R. Lacy, Esq.	Attn: Alan E. London, Esq.

If to the Management Investors:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

Attn: Walter W. Turner

7. Section 11.14 of the Stockholders’ Agreement is hereby amended to read in its entirety as follows:

11.14. Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by an instrument in writing signed by Saratoga, the Company and Walter W. Turner (on behalf of all Stockholders other than Saratoga), provided, however, that Saratoga’s consent to an amendment shall not be required if Saratoga ceases to own any Shares.

8. Schedule II to the Stockholders’ Agreement is hereby deleted in its entirety and replaced with the Schedule II attached hereto.

9. For avoidance of doubt, it is confirmed that the meaning of the Stockholders’ Agreement as amended hereby is that the references to “Stockholder” in Sections 9.1, 9.2 and 9.3 of the Stockholders’ Agreement are references to Saratoga and the Management Investors and are not references to other shareholders of Holdings who are not parties to the Stockholders’ Agreement.

10. Saratoga, Holdings and the Representatives of the Management Investors hereby ratify and confirm the Stockholders’ Agreement, as amended by this Amendment, in all respects.

11. This Amendment may be executed in counterparts, as may be deemed necessary and convenient by the parties hereto, each of which counterparts, when so executed and delivered, shall be deemed an original, but all of such counterparts shall constitute but one and the same instrument.

12. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

WITNESS the due execution hereof as of the day and year first above written.

KI HOLDINGS INC.,
a Pennsylvania corporation

By:	/s/ Steven R. Lacy
Title:	Senior Vice President, Administration, General Counsel and Secretary
Print Name:	Steven R. Lacy

SARATOGA PARTNERS III, L.P., a Delaware limited partnership

By:	/s/ Christian L. Oberbeck
Title:	Managing Director
Print Name:	Christian L. Oberbeck

REPRESENTATIVES OF THE MANAGEMENT INVESTORS

/s/ Walter W. Turner
Walter W. Turner

/s/ Randall D. Collins
Randall D. Collins

[Signature Page to Fourth Amendment To Stockholders’ Agreement]

Schedule II

DEFINITIONS

In addition to other words and terms defined elsewhere in the Agreement (including its preamble and recitals), as used in the Agreement and in any of the exhibits and schedules thereto, the following words and terms shall have the following respective meanings, unless otherwise defined or the context otherwise clearly requires:

“Agreement” means this Stockholders’ Agreement.

“Company” has the meaning set forth in the preface of the Agreement.

“Effective Date” has the meaning set forth in the preface of the Agreement.

“Hearing” has the meaning set forth in §10.2(c).

“Initial Public Offering” has the meaning set forth in §9.1

“Initial Submission” has the meaning set forth in §10.2(a).

“Management Investor” has the meaning set forth in the preface of the Agreement.

“Notice of Decision” has the meaning set forth in §10.2(e).

“Preferred Shares” has the meaning set forth in the preface of the Agreement.

“Reply Submission” has the meaning set forth in §10.2(b).

“Saratoga” has the meaning set forth in the preface of the Agreement.

“Securities Act” has the meaning set forth in §2.4(k).

“Senior Convertible Preferred Shares” has the meaning set forth in the preface of the Agreement.

“Shares” has the meaning set forth in the preface of the Agreement.

“Stockholder” has the meaning set forth in the preface of the Agreement.

“Voting Shares” has the meaning set forth in the preface of the Agreement.

“Voting Stockholder” has the meaning set forth in the preface of the Agreement.